Filed Pursuant to Rule 424(b)(3)

File No. 333-237289

NUVEEN MUNICIPAL INCOME FUND, INC.

(NYSE: NMI)

(THE “FUND”)

SUPPLEMENT DATED JULY 14, 2023

TO THE FUND’S PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”)

DATED SEPTEMBER 23, 2020, EACH AS SUPPLEMENTED

The Board of Directors of the Fund has approved a change to the Fund’s maturity policy.

Effective immediately, (1) the first sentence in the seventh bullet point of the fourth paragraph in the section of the Fund’s Prospectus Summary entitled “Investment Objective and Policies”; (2) the first sentence under “Maturity and Duration” in the section of the Fund’s Prospectus entitled “The Fund’s Investments – Municipal Securities”; and (3) the first two sentences in the eighth paragraph under “Portfolio Composition – Municipal Securities” in the SAI are deleted in their entirety and replaced with the following:

Under normal market conditions, the Fund will generally maintain an investment portfolio with an overall weighted average maturity of greater than 10 years.

PLEASE KEEP THIS WITH YOUR

FUND’S PROSPECTUS AND SAI FOR FUTURE REFERENCE